UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
February 3, 2012
__________________________

KODIAK ENERGY, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other Jurisdiction of Incorporation or Organization)

333-38558	#1120, 833 – 4 Avenue S.W. Calgary, AB T2P 3T5 Canada	65-0967706
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(403) 262-8044
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 8.01 Other Information

Today, Cougar Oil & Gas Canada Inc. filed for creditor protection under the Canadian creditor protection statutes.  Kodiak has guarantees aggregating $5,200,000 million Cdn to creditors of Cougar and has a loan in the amount of approximately $1,300,000 to Cougar.  The management of Kodiak cannot predict the outcome of the creditor protection and its effect on the debt of Cougar to Kodiak or the extent to which the guarantees provided by Kodiak will be called upon by the creditors of Cougar.

.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK ENERGY, INC.
(Registrant)

Date: February 3, 2012	By:	/s/ William S. Tighe William S. Tighe Chief Executive Officer & President